UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 8, 2009

Commission File Number	Registrant, State of Incorporation, Address And Telephone Number	I.R.S. Employer Identification No.

1-3526	The Southern Company (A Delaware Corporation) 30 Ivan Allen Jr. Boulevard, N.W. Atlanta, Georgia 30308 (404) 506-5000	58-0690070

The address of the registrant has not changed since the last report.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.     Other Events.

On May 8, 2009, The Southern Company (the “Company”) entered into separate Sales Agency Financing Agreements (each, an “Agreement” and collectively, the “Agreements”) with BNY Mellon Capital Markets, LLC (“BNYMCM”) and with Barclays Capital Inc. (“Barclays”). Under the terms of the Agreements, the Company may offer and sell from time to time not to exceed 20,000,000 shares of the Company’s common stock, $5.00 par value per share (the “Shares”). Each of BNYMCM and Barclays will act as the Company’s agent in connection with any offering of Shares under the applicable Agreement. Unless earlier terminated, each Agreement will terminate upon the earlier of (i) the sale of all of the Shares through such Agreement or (ii) the third anniversary of the date of such Agreement.

All of the Shares to be issued and sold under the Agreements were registered under the Securities Act of 1933, as amended, pursuant to the shelf registration statement (Registration No. 333-159072) of the Company.

Item 9.01.	Financial Statements and Exhibits.
(c) Exhibits.

1.1	Sales Agency Financing Agreement dated as of May 8, 2009 between the Company and BNYMCM.

1.2	Sales Agency Financing Agreement dated as of May 8, 2009 between the Company and Barclays.

5.1	Opinion of Troutman Sanders LLP relating to the Shares.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 8, 2009	THE SOUTHERN COMPANY By /s/ Wayne Boston Wayne Boston Assistant Secretary